UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 2, 2006

Commission File Number: 0-22325

INFORMATION ARCHITECTS CORPORATION

(Exact name of registrant as specified in its chapter)

NORTH CAROLINA	87-0399301
(State or other jurisdiction of incorporation)	IRS Employer Identification No.)

1420 NW 23rd Avenue,

FORT LAUDERDALE, FLORIDA 33311

(Address of principal executive offices) (Zip Code)

(954) 561-7321

(Registrant’s telephone number, including area code)

5229 NW 33rd Avenue,

Ft. Lauderdale, FL 33309

 (Former name or former address, if changed since last report)

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors has appointed Todd K. Morgan as a Director of Information Architects Corporation, a North Carolina corporation on May 23, 2006. There are no employment contracts or description of compensation between Mr. Morgan and the Company.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

Date: June 2, 2006	Information Architects Corporation BY: /S/ Todd K. Morgan —————————————— Todd K. Morgan CEO